May 9, 2019

PRESS RELEASE

Century Casinos, Inc. Announces First Quarter 2019 Results

Colorado Springs, Colorado – May 9, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months ended March 31, 2019.

First Quarter 2019 Highlights*

•	Net operating revenue was $45.6 million, an increase of 12% from the three months ended March 31, 2018.
•	Earnings from operations were $3.4 million, an increase of 6% from the three months ended March 31, 2018.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $1.1 million, an increase of 15% from the three months ended March 31, 2018.
•	Adjusted EBITDA** was $6.7 million, an increase of 2% from the three months ended March 31, 2018.
•	Basic and diluted earnings per share were $0.04, an increase of 33% from the three months ended March 31, 2018.
•	Book value per share*** at March 31, 2019 was $6.08.

The consolidated results for the three months ended March 31, 2019 and 2018 are as follows:

	For the three months
Amounts in thousands, except per share data	ended March 31,
Consolidated Results:	2019	2018	% Change
Net Operating Revenue	$45,613	$40,620	12%
Earnings from Operations	3,446	3,251	6%
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$1,068	$926	15%

Adjusted EBITDA**	$6,703	$6,562	2%

Earnings Per Share:
Basic	$0.04	$0.03	33%
Diluted	$0.04	$0.03	33%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

“We are pleased with the 12% net operating revenue growth this quarter, with all reportable segments contributing to the increased results. Adjusted EBITDA growth was impacted by $0.7 million of additional non-recurring expenses related to the opening of our newest property, Century Mile Racetrack and Casino,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “Century Mile began operating the northern-Alberta pari-mutuel network at the beginning of the year contributing to the $1.6 million revenue growth in the Canada reportable segment,” they continued.  “We had a successful grand opening at Century Mile in April and are excited for the success this property has had in its first month of operation,” Haitzmann and Hoetzinger concluded.

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of March 31, 2019:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Century Casino Bath
Corporate and Other	Corporate Other

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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The Company’s net operating revenue increased by $5.0 million, or 12%, for the three months ended March 31, 2019,  compared to the three months ended March 31, 2018.  Following is a summary of the changes in net operating revenue by reportable segment for the three months ended March 31, 2019,  compared to the three months ended March 31, 2018:

	For the three months
	ended March 31,
Amounts in thousands	2019	2018	$ Change	% Change
Canada	$16,297	$14,672	$1,625	11%
United States	8,068	7,706	362	5%
Poland	19,752	17,382	2,370	14%
Corporate and Other	1,496	860	636	74%
Consolidated	$45,613	$40,620	$4,993	12%

The Company’s earnings from operations increased by $0.2 million, or 6%, for the three months ended March 31, 2019,  compared to the three months ended March 31, 2018.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months ended March 31, 2019,  compared to the three months ended March 31, 2018:

	For the three months
	ended March 31,
Amounts in thousands	2019	2018	$ Change	% Change
Canada	$3,700	$3,548	$152	4%
United States	1,339	1,174	165	14%
Poland	1,675	1,024	651	64%
Corporate and Other	(3,268)	(2,495)	(773)	(31%)
Consolidated	$3,446	$3,251	$195	6%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by $0.1 million, or 15%, for the three months ended March 31, 2019,  compared to the three months ended March 31, 2018.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months ended March 31, 2019,  compared to the three months ended March 31, 2018:

	For the three months
	ended March 31,
Amounts in thousands	2019	2018	$ Change	% Change
Canada	$1,547	$2,019	$(472)	(23%)
United States	983	873	110	13%
Poland	913	534	379	71%
Corporate and Other	(2,375)	(2,500)	125	5%
Consolidated	$1,068	$926	$142	15%

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA** increased by $0.1 million, or 2%, for the three months ended March 31, 2019 compared to the three months ended March 31, 2018.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months ended March 31, 2019 compared to the three months ended March 31, 2018:

	For the three months
	ended March 31,
Amounts in thousands	2019	2018	$ Change	% Change
Canada	$5,030	$4,704	$326	7%
United States	1,915	1,718	197	12%
Poland	2,450	2,104	346	16%
Corporate and Other	(2,692)	(1,964)	(728)	(37%)
Consolidated	$6,703	$6,562	$141	2%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of March 31, 2019, the Company had $49.5 million in cash and cash equivalents and  $67.8 million in outstanding debt on its balance sheet compared to $45.6 million in cash and cash equivalents and $59.5 million in outstanding debt at December 31, 2018.  The outstanding debt as of March 31, 2019 included $48.0 million related to the Company’s credit agreement with the Bank of Montreal,  $3.3 million of bank debt related to Casinos Poland, $2.3 million of bank debt related to Century Casino Bath, and $14.6 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $0.5 million in deferred financing costs. Capital leases are no longer included in outstanding debt, due to the Company’s adoption of Accounting Standards Update 2016-02,  Leases (Topic 842), as of January 1, 2019 for the three months ended March 31, 2019.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2019 on its website at https://www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation on the first quarter results on its website at https://www.cnty.com/investor/presentations/.

The Company will host its first quarter 2019 earnings conference call today,  Thursday, May 9th, at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until May 31, 2019 at https://www.cnty.com/investor/financials/sec-filings/.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months
	ended March 31,
Amounts in thousands, except for per share information	2019	2018
Operating revenue:
Net operating revenue	$45,613	$40,620
Operating costs and expenses:
Total operating costs and expenses	42,153	37,369
Loss from equity investment	(14)	—
Earnings from operations	3,446	3,251
Non-operating income (expense), net	(1,007)	(952)
Earnings before income taxes	2,439	2,299
Income tax provision	(716)	(980)
Net earnings	1,723	1,319
Net earnings attributable to non-controlling interests	(655)	(393)
Net earnings attributable to Century Casinos, Inc. shareholders	$1,068	$926

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.04	$0.03
Diluted	$0.04	$0.03

Weighted average common shares
Basic	29,439	29,363
Diluted	30,052	29,994

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
	March 31,	December 31,
Amounts in thousands	2019	2018
Assets
Current assets	$60,785	$54,974
Property and equipment, net	197,221	187,017
Other assets	75,073	36,834
Total assets	$333,079	$278,825

Liabilities and Equity
Current liabilities	$56,228	$50,020
Non-current liabilities	90,434	45,422
Century Casinos, Inc. shareholders' equity	178,847	176,321
Non-controlling interests	7,570	7,062
Total liabilities and equity	$333,079	$278,825

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months
	ended March 31,
Amounts in thousands	2019	2018	% Change
Net operating revenue as reported (GAAP)	$45,613	$40,620	12%
Foreign currency impact vs. 2018	3,169
Net operating revenue constant currency (non-GAAP)*	$48,782	$40,620	20%

Earnings from operations (GAAP)	$3,446	$3,251	6%
Foreign currency impact vs. 2018	321
Earnings from operations constant currency (non-GAAP)*	$3,767	$3,251	16%

Net earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$1,068	$926	15%
Foreign currency impact vs. 2018	154
Net earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$1,222	$926	32%

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months
	ended March 31,
	2019	2018
Canada	31%	32%
United States	24%	22%
Poland	12%	12%
Corporate and Other	(180%)	(228%)
Consolidated Adjusted EBITDA Margin	15%	16%

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended March 31, 2019
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$1,547	$983	$913	$(2,375)	$1,068
Interest expense (income), net	1,192	—	46	16	1,254
Income taxes (benefit)	766	356	461	(867)	716
Depreciation and amortization	797	560	770	298	2,425
Net earnings (loss) attributable to non-controlling interests	240	—	457	(42)	655
Non-cash stock-based compensation	—	—	—	261	261
Gain on foreign currency transactions, cost recovery income and other	(45)	—	(202)	(11)	(258)
(Gain) loss on disposition of fixed assets	(5)	16	5	28	44
Pre-opening expenses	538	—	—	—	538
Adjusted EBITDA	$5,030	$1,915	$2,450	$(2,692)	$6,703

	For the three months ended March 31, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,019	$873	$534	$(2,500)	$926
Interest expense (income), net	939	—	71	1	1,011
Income taxes (benefit)	534	301	323	(178)	980
Depreciation and amortization	874	541	649	89	2,153
Net earnings attributable to non-controlling interests	128	—	265	—	393
Non-cash stock-based compensation	—	—	—	115	115
(Gain) loss on foreign currency transactions and cost recovery income	(72)	—	(169)	182	(59)
Loss on disposition of fixed assets	2	3	26	2	33
Pre-opening expenses	280	—	405	325	1,010
Adjusted EBITDA	$4,704	$1,718	$2,104	$(1,964)	$6,562

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current quarter and the prior year first quarter are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net operating revenue, earnings from operations or net earnings (loss) attributable to Century Casinos, Inc. shareholders as determined in accordance with GAAP.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (loss) and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; and the Century Casino in Calgary and St. Albert,  Alberta, Canada and in Bath, England; and the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada.  Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of seven casinos throughout Poland; a 75% ownership interest in each of  CDR in Calgary, Alberta, Canada, and Century Bets! Inc. (“CBS”); and  a 51% ownership interest in Golden Hospitality Ltd., a company that manages a hotel and entertainment and gaming club in Vietnam. CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. The Company operates seven ship-based casinos under agreements with three cruise ship owners. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Bermuda project, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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